Exhibit 99
4849 Evanswood Drive, Columbus, Ohio 43229

FOR IMMEDIATE RELEASE
Max & Erma’s Restaurants, Inc.	For Further Information Contact:
NASDAQ: MAXE	William C. Niegsch, Jr.
Exec.Vice President & Chief Financial Officer
March 20, 2007	(614) 431-5800
www.maxandermas.com
MAX & ERMA’S RESTAURANTS, INC.
REPORTS FIRST QUARTER PROFIT
First Quarter Highlights:
•	Improved margins lead to three year high in quarterly net income

•	Operating income up $1.5 million for the quarter

•	Three franchised locations opened, five planned for the balance of the year

•	Three Company-owned restaurants scheduled to open in the fourth quarter of 2007

•	Ten-unit Franchise Agreement signed for Southern Florida; four-unit deal signed for Coastal Carolinas
Financial Summary (Unaudited)
(In thousands, except per share data)

	16 Weeks Ended	16 Weeks Ended
	2/18/07	2/19/06
Revenues	$55,521	$57,617
Operating Income	$1,848	$331
Income (Loss) Before Taxes	$759	$(493)
Net Income (Loss)	$749	$(32)
Net Income (Loss) Per Diluted Common Share	$0.29	$(0.01)
Diluted Shares Outstanding	2,553	2,549

Columbus, Ohio, March 20, 2007 — Max & Erma’s Restaurants, Inc. (Nasdaq/NMS: MAXE) today reported first quarter 2007 financial results.
The Company reported that net income and net income per diluted shares rose to $749,000 or $0.29 per diluted share for the first quarter of 2007 from a net loss of $32,000 or $(0.01) per diluted share for the first quarter of 2006. Results for the 2006 quarter include a $505,000 pre-tax asset impairment charge. The Company also reported that first quarter revenues declined 3.6% to $55.5 million for the first quarter of 2007 from $57.6 million for the first quarter of 2006.
Todd Barnum, Chairman and Chief Executive Officer of Max & Erma’s said he was very pleased with the quarter’s results. Restaurant margins improved over two full percentage points. He noted that franchise revenues grew by 42% for the quarter, while corporate overhead was held at last year’s level. He said all of this contributed to a five-fold increase in operating income for the quarter. Mr. Barnum added that the first quarter is generally the best quarter of the Company’s fiscal year, but the year is off to a great start.
Mr. Barnum went on to say that the sales environment remains difficult. A same-store sales decline of 3.7% was basically responsible for the quarter’s revenue decline, as our customers feel the effects of a soft economy, particularly in the mid-west. He noted that harsh weather from mid-January through mid-February, the last four weeks of the quarter, cost the Company $400,000 in lost sales. Mr. Barnum said some of the sales decline for the quarter was related to curtailing the use of television advertising. He said we are continuing to evaluate the cost-effectiveness of TV. He added that the Company diverted some advertising expenditures to other areas, but total marketing expenditures were cut by $400,000. He said that ultimately building sales will come down to how we operate our restaurants and that is our entire focus right now. On a positive sales note, he added that the Company’s newest restaurant and new prototype building, which opened in late fiscal 2006 in Springboro, Ohio, generated annualized sales over a half million dollars above chain average. He also noted that the three restaurants remodeled to the Company’s new prototype look, prior to the start of the quarter, reported same store sales over five percentage points better than the chain average and well above their trends prior to remodeling. During the quarter the Company remodeled two additional locations and will remodel eight more during the remainder of 2007.
Mr. Barnum said franchising continued to accelerate. Franchise revenues grew 42% as franchised locations opened in Findlay, Ohio, the Norfolk Hilton Hotel and the Virginia Beach Doubletree Hotel during the quarter. He added that five additional franchised locations are planned for later this year along with three Company-owned restaurants. He also announced that the Company has signed franchise area development agreements, with two separate franchisees, for ten restaurants over ten years in Southern Florida and for four restaurants over six years in the Coastal Carolinas area (Myrtle Beach to Charleston).
Max & Erma’s currently owns and operates 77 casual dining full-service restaurants in Akron, Canton, Cincinnati, Cleveland, Columbus, Dayton, Niles, and Toledo, Ohio; Indianapolis, Indiana; Ann Arbor, Detroit, Grand Rapids, and Lansing, Michigan; Pittsburgh and Erie, Pennsylvania; Lexington and Louisville, Kentucky; Chicago, Illinois; Charlotte, North Carolina; Atlanta, Georgia; Virginia Beach and Norfolk, Virginia. The Company also currently franchises 24 restaurants in Chillicothe, Cincinnati, Cleveland, Columbus, Dayton, Findlay, Sandusky and Wilmington, Ohio; St. Louis, Missouri; Green Bay, Wisconsin; Philadelphia, Pennsylvania; Detroit, Michigan; Edinburgh, Evansville, and South Bend, Indiana; Richmond, Norfolk and Virginia Beach, Virginia.

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The Company’s common shares are traded on the NASDAQ National Market System under the symbol MAXE.

     This release includes “forward-looking” information statements, as defined in the Private Securities Litigation Reform Act of 1995, including the statements relating to future restaurant openings. Actual performance may differ materially from that projected in such statements. Major factors potentially affecting performance include a significant change in the performance of any existing units, the ability to obtain locations for, and complete construction of, additional restaurants at acceptable costs and the ability to obtain the services of qualified personnel at acceptable wages. The Cautionary statements regularly filed by the Company in its most recent annual report to the Securities and Exchange Commission on Form 10-K and its Quarterly Reports to the SEC on Forms 10-Q are incorporated herein by reference. Investors are specifically referred to such Cautionary statements for a discussion of factors which could affect the Company’s operations and forward-looking statements made in this communication.
- FINANCIAL HIGHLIGHTS FOLLOW -

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MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	February 18, 2007
	(UNAUDITED)	October 29, 2006
ASSETS
Current Assets:
Cash and Equivalents	$2,584,086	$2,491,877
Inventories	1,242,246	1,260,537
Other Current Assets	3,009,657	3,820,938

Total Current Assets	6,835,989	7,573,352

Property — At Cost	105,267,446	103,704,895
Less Accumulated Depreciation and Amortization	54,443,415	52,896,054

Property — Net	50,824,031	50,808,841

Other Assets	14,630,588	13,972,472

Total	$72,290,608	$72,354,665

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current Maturities of Long-Term Obligations	$2,762,976	$2,729,989
Accounts Payable	4,676,121	4,829,677
Accrued Payroll and Related Taxes	2,719,846	2,770,583
Accrued Liabilities	7,091,944	5,925,532

Total Current Liabilities	17,250,887	16,255,781

Long-Term Obligations — Less Current Maturities	41,169,610	43,065,227

Stockholders’ Equity:
Preferred Stock — $.10 Par Value;
Authorized 500,000 Shares — None Outstanding
Common Stock — $.10 Par Value;
Authorized 5,000,000 Shares, Issued and Outstanding 2,554,474 Shares At 02/18/07 and 2,551,974 Shares at 10/29/06	255,446	255,196
Additional Paid-In Capital	1,069,570	982,697
Retained Earnings	12,545,095	11,795,764

Total Stockholders’ Equity	13,870,111	13,033,657

Total	$72,290,608	$72,354,665

MAX & ERMA’S RESTAURANTS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Sixteen Weeks Ended
	February 18, 2007	February 19, 2006
REVENUES	$55,520,863	$57,617,407

COSTS AND EXPENSES:
Costs of Goods Sold	13,847,613	14,933,621
Payroll and Benefits	17,469,800	18,174,303
Other Operating Expenses	17,888,307	19,229,282
Pre-Opening Expenses	11,878
Administrative Expenses	4,454,792	4,444,580
Impairment of Assets		504,524

Total Operating Expenses	53,672,390	57,286,310

Operating Income	1,848,473	331,097
Interest Expense	1,069,891	823,853
Minority Interest in Income of Affiliated Partnerships	19,251

INCOME (LOSS) BEFORE INCOME TAXES	759,331	(492,756)
INCOME TAXES (CREDIT)	10,000	(461,000)

NET INCOME (LOSS)	$749,331	$(31,756)

NET INCOME (LOSS) PER SHARE
Basic	$0.29	$(0.01)

Diluted	$0.29	$(0.01)

SHARES OUTSTANDING:
Basic	2,552,867	2,548,866

Diluted	2,552,867	2,548,866